Eagle Bulk Shipping Inc. Explores Options to Issue Privately Placed Bonds

New York, November 3rd, 2017 – Eagle Bulk Shipping Inc. (Ticker, NASDAQ US: EGLE) (the “Company”) announced today that it has mandated certain investment banks to arrange a series of fixed income investor meetings commencing on Monday, November 6th, 2017 to explore a potential private placement of bonds by its subsidiary Eagle Bulk Shipco LLC in the Norwegian bond market.

If the Company decides to move forward with a transaction, the bonds would be offered only to qualified institutional buyers in reliance on an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The bonds would not be registered under the Securities Act or the securities laws of any other jurisdiction and could not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This press release, which is being issued pursuant to and in accordance with Rule 135c under the Securities Act, shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward Looking Statements

Matters discussed in this press release may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information, please visit our website: www.eagleships.com.

Company Contact
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping, Inc.
Tel. +1 203-276-8100
Email: investor@eagleships.com

Eagle Bulk Shipping Inc.